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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 MAY 10, 2000

                             DOANE PET CARE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE           0-27818                     43-1350515
      (STATE OR OTHER   (COMMISSION FILE NUMBER)      (IRS EMPLOYER
       JURISDICTION OF                              (IDENTIFICATION NO.)
       INCORPORATION


       210 WESTWOOD PLACE SOUTH
             SUITE 400
          BRENTWOOD, TN                              37027
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)


                                 (615) 373-7774
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


Item  2.  Acquisition  or  Disposition  of  Assets.

          On May 10, 2000, Doane Pet Care Company ("Doane"), a Delaware corporation, acquired all of the issued and outstanding shares of A/S Arovit, Petfood ("Arovit"), whose headquarters are located in Esbjerg, Denmark, pursuant to the terms of a Share Purchase Agreement (the "Agreement") dated March 24, 2000 between Doane and the shareholders of Arovit. Doane paid approximately DKK
1.2 billion (approximately US$149 million, net of foreign currency hedges) and assumed indebtedness, net of cash, of approximately DKK 97 million. As a result of the transaction, Arovit became a wholly-owned subsidiary of Doane.

     The acquisition of Arovit was financed through borrowings under an amendment to Doane's senior credit agreement with The Chase Manhattan Bank as Administrative Agent, DLJ Capital Funding, Inc. as Syndication Agent, Firstar Bank, N.A. as Documentation Agent, Den Danske Bank Aktielselskab as European Managing Agent, and Chase Securities Inc. and DLJ Capital Funding, Inc. as Co-Lead Arrangers. The amended credit agreement provides for $80 million of incremental Tranche B loans and Euro 82 million (approximately $73 million) of new Euro Tranche A loans.


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Item  7.  Financial  Statements,  Pro  Forma  Financial Information and Exhibits

         (a)   Financial  Statements  of  Businesses  Acquired.

              The audited financial statements of Arovit, as of and for the year ended June 30, 1999, and the unaudited financial statements of Arovit as of and for the nine months ended March 31, 2000, as required by this item, will be filed by amendment.

         (b)   Pro  Forma  Financial  Information.

               The pro forma financial information required by this item will be filed by amendment.

         (c)   Exhibits.

               The  following  exhibits  are  filed  with  this  Report.

Exhibit  No.  Description.

2.2 Share Purchase Agreement between Doane Pet Care Company and the shareholders of A/S Arovit Petfood ("Arovit") for the sale and purchase of all of the issued and outstanding shares of Arovit dated March 24, 2000

99.1        Press  Release  of  Doane  Pet  Care  Company,  dated  May 10, 2000.




                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             DOANE  PET  CARE  COMPANY


                                             By:  /s/  Thomas  R.  Heidenthal
                                                 ------------------------
                                                Thomas  R.  Heidenthal
                                                Senior  Vice  President  and
                                                Chief  Financial  Officer

Dated:  MAY  10,  2000


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EXHIBIT  INDEX

Exhibit  No.  Description.

2.2 Share Purchase Agreement between Doane Pet Care Company and the shareholders of A/S Arovit Petfood ("Arovit") for the sale and purchase of all of the issued and outstanding shares of Arovit dated March 24, 2000

99.1        Press  Release  of  Doane  Pet  Care  Company,  dated  May 10, 2000.